Exhibit 99.1

Great Elm Capital Corp. Announces Fourth Quarter 2017 Financial Results; Net Investment Income of $0.60 Per Share; Board Declares Second Quarter 2018 Distribution of $0.25 Per Share ($0.083 Per Share Per Month)

Waltham, Mass, March 12, 2018 – Great Elm Capital Corp. (“we”, “us”, “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended December 31, 2017 and filed its annual report on Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

▪

Net investment income (“NII”) for the quarter ended December 31, 2017 was approximately $6.4 million, or $0.60(1) per share, which was in excess of our declared monthly base distribution of $0.083 per share (or approximately $0.25 per share for the quarter) for the same period, which equated to a 2.4x base distribution coverage or 1.3x coverage when including the special distribution.

▪

Net investment income for the year ended December 31, 2017 was approximately $17.6 million, or $1.52 per share, which equated to a 1.5x base distribution coverage or 1.2x coverage when including the special distribution.

▪	In March, the Board of Directors declared monthly distributions of $0.083 per share for the second quarter of 2018, representing a yield of approximately 8.02% of December 31, 2017 NAV.
▪	Net assets on December 31, 2017 were approximately $132.3 million. Net asset value (“NAV”) per share on December 31, 2017 was $12.42, as compared to $12.38 per share on September 30, 2017.
▪

We had approximately $213 thousand of net realized gains on portfolio investments that were monetized during the quarter ended December 31, 2017, or approximately $0.02 per share, and net unrealized depreciation of investments of approximately ($1.6) million, or approximately ($0.16) per share.

▪

During the quarter ended December 31, 2017, we purchased an aggregate of 77,430 shares through our stock buy-back program at an average price of $10.24, utilizing approximately $792.5 thousand of our $15.0 million 10b5-1 program and our overall $50 million stock repurchase program.

▪

From the commencement of the stock buyback program through March 8, 2018, including the tender offer, we have purchased an aggregate of 2,236,651 shares at a weighted average price of $11.18 per share, resulting in approximately $25 million of cumulative cash paid to purchase shares and $0.43 per share in accretion to our NAV.

1

▪

During the quarter ended December 31, 2017, we invested approximately $46.1 million across 11 portfolio companies(2), including four new portfolio investments. During the quarter ended December 31, 2017, we monetized approximately $39.7 million across 16 portfolio companies (in part or in full).(3)

“As we reflect on our first full year in managing GECC, we are proud to highlight some significant accomplishments: the successful monetization of a number of legacy Full Circle investments; out-earning our regular monthly distribution each quarter of 2017, which we supplemented with a special distribution in Q4 to bring our annual distribution yield to 9.63% of our December 31st NAV; and the on-going thoughtful deployment of capital into a number of attractive risk-adjusted opportunities,” said Peter A. Reed, GECC’s President and Chief Executive Officer. “Through these actions, we continue to demonstrate our intense focus on creating long-term shareholder value.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2017, we held 24 debt investments across 19 companies, totaling approximately $164.5 million and representing 99.8% of invested capital. First lien and / or senior secured debt investments comprised 99.8% of invested capital as of the same date.

As of December 31, 2017, the weighted average current yield on our debt portfolio was approximately 15.3% with approximately 48.1% of invested debt capital in floating rate instruments.

During the quarter ended December 31, 2017, we deployed approximately $46.1 million(2) into new and existing investments across 11 companies (four new investments, seven additional investments). The weighted average price of the new debt investments was 97% of par, carrying a weighted average current yield of 11.4%. All of these investments are first lien and / or senior secured investments.

During the quarter ended December 31, 2017, we monetized 16 investments, in part or in full, for approximately $39.7 million(3), at a weighted average current yield of 10.4%. Our weighted average realization price was par.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended December 31, 2017 was approximately $9.7 million, or $0.92 per share. Net expenses for the period ended December 31, 2017 were approximately $3.3 million, or $0.32 per share.

Net realized gains for the quarter ended December 31, 2017 were approximately $213 thousand, or $0.02 per share. Net unrealized depreciation from investments for the quarter ended December 31, 2017 was approximately ($1.6) million, or ($0.16) per share.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2017, available liquidity from cash and money market investments was approximately $18.9 million, exclusive of our holdings of United States Treasury Bills.

Total debt outstanding as of December 31, 2017 was $32.6 million. Pro forma for the issuance of the GECCM notes in January and February 2018, total debt outstanding as of March 2018 was approximately $79.0 million, comprised of the 6.50% notes due September 2022 (NASDAQ: GECCL) and the 6.75% notes due January 2025 (NASDAQ: GECCM).

RECENT DEVELOPMENTS

Distributions:

Our board of directors declared the monthly distributions for the second fiscal quarter of 2018 at $0.083 per share. The schedule of distribution payments is as follows:

Month	Rate	Record Date	Payable Date
April	$0.083	April 30, 2018	May 15, 2018
May	$0.083	May 31, 2018	June 15, 2018
June	$0.083	June 29, 2018	July 16, 2018

Our distribution policy has been designed to set a base distribution rate that is well-covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we intend to supplement monthly distributions with special distributions from NII generated in excess of the declared distributions, such as the $0.20 per share special distribution that was declared in December 2017 and paid in January 2018.(4)

Portfolio Investments:

▪	In January 2018, we sold our position in Almonde, Inc. at a price of approximately 101% of par value.
▪	In January 2018, we sold $2.0 million of our position in NANA Development Corp. at a price of approximately 101% of par value.
▪	In January 2018, we purchased $5.0 million of par value of Sungard Availability Services, Inc. first lien term loan at a price of approximately 93% of par value. Such debt security bears interest at a rate of 3-Month LIBOR plus 7.00% and matures September 30, 2021.
▪

In February 2018, we purchased $10.0 million of par value of Full House Resorts, Inc. senior secured first lien notes at an issuance price of approximately 98% of par value. Such debt security bears interest at a rate of 3-Month LIBOR plus 7.00% and matures February 2, 2024.

▪	In February 2018, we purchased an additional $4.4 million of par value of Michael Baker International, LLC second lien bonds at a price of approximately 98% of par value.
▪	In February 2018, PE Facility Solutions, LLC prepaid approximately $1.0 million of its term loan B at par plus accrued interest.
▪	In February and March 2018, we purchased an additional $2.6 million of par value of SESAC Holdco II, LLC second lien loan at a price of approximately par.
▪

In March 2018, the court in Caldwell County, Texas ruled in our favor in FCCC v. Pumphrey and awarded us damages of $3.85 million. This amount is in addition to amounts previously collected on our investment in Luling Lodging LLC.  While these damages have been awarded to us, there are no guarantees as to their timing or collectability.

Capitalization:

In January and February 2018, we sold approximately $44.9 million of 6.75% notes of 2025 (NASDAQ: GECCM), plus $1.5 million of the over-allotment option for a total issue size of approximately $46.4 million. The seven-year notes mature on January 31, 2025 and are callable after January 31, 2021. The intended use of proceeds for this offering was to make investments consistent with GECC’s investment objectives and for general corporate purposes.

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Monday, March 12, 2018 at 9:00 a.m. New York City time to discuss its fourth quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 7057579 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The presentation will also be published before the opening of the financial markets on Monday, March 12, 2018. Additionally, the conference call will be webcast simultaneously at: https://edge.media-server.com/m6/p/s7s8czbo.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC focuses on special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: conditions in the credit markets, the price of GECC common stock, performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Meaghan K. Mahoney

Senior Vice President

+1 (617) 375-3006

investorrelations@greatelmcap.com

Endnotes:

(1) The per share figures are based on a weighted average shares outstanding for the three months ended December 31, 2017, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(4) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so.

GREAT ELM CAPITAL CORP. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES Dollar amounts in thousands (except per share amounts)	December 31, 2017	December 31, 2016
Assets
Non-affiliated, non-controlled investments, at fair value (amortized cost of $179,558 and $163,809, respectively)	$144,996	$150,323
Non-affiliated, non-controlled short term investments, at fair value (amortized cost of $65,892 and $0, respectively)	65,890	—
Affiliated investments, at fair value (amortized cost of $4,240 and $4,255, respectively)	1,770	4,286
Controlled investments, at fair value (amortized cost of $18,487 and $68, respectively)	18,104	68
Total investments	230,760	154,677

Cash and cash equivalents	2,916	66,782
Receivable for investments sold	12	9,406
Interest receivable	5,027	4,338
Principal receivable	—	786
Due from portfolio company	204	312
Deposit at broker	—	56
Due from affiliates	692	80
Prepaid expenses and other assets	302	107
Total assets	$239,913	$236,544

Liabilities
Notes payable 8.25% due June 30, 2020 (including unamortized premium of $0 and $888 at December 31, 2017 and December 31, 2016, respectively)	$—	$34,534
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $1,435 and $0 at December 31, 2017 and December 31, 2016, respectively)	31,196	-
Payable for investments purchased	66,165	21,817
Interest payable	354	—
Distributions payable	3,015	2,123
Due to affiliates	6,193	3,423
Accrued expenses and other liabilities	703	1,663
Total liabilities	$107,626	$63,560

Commitments and contingencies (Note 6)	$—	$—

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,652,401 and 12,790,880 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively)	$107	$128
Additional paid-in capital	198,426	219,317
Accumulated net realized losses	(33,328)	(34,341)
Undistributed net investment income	4,499	1,335
Net unrealized depreciation on investments	(37,417)	(13,455)
Total net assets	$132,287	$172,984
Total liabilities and net assets	$239,913	$236,544
Net asset value per share	$12.42	$13.52

GREAT ELM CAPITAL CORP. CONSOLIDATED STATEMENTS OF OPERATIONS Dollar amounts in thousands (except per share amounts)	For the Three Months Ended December 31,	For the Year Ended December 31,	For the Period Ended December 31,
	2017	2017	2016
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$2,040	$15,830	$5,211
Non-affiliated, non-controlled investments (PIK)	6,790	10,719	-
Affiliated investments	25	73	102
Controlled investments	427	1,312	-
Controlled investments (PIK)	331	990	-
Total interest income	9,613	28,924	5,313
Dividend income from non-affiliated, non-controlled investments	59	298	-
Other income from:
Non-affiliated, non-controlled investments	27	470	518
Controlled investments	11	36	-
Total other income	38	506	518
Total investment income	9,710	29,728	5,831

Expenses:
Management fees	612	2,298	392
Incentive fees	1,610	4,394	863
Administration fees	308	1,362	224
Custody fees	28	62	10
Directors’ fees	48	136	38
Professional services	294	1,013	186
Professional services related to the Merger and Formation transactions	-	-	3,471
Interest expense	60	2,039	420
Other expenses	193	655	214
Total expenses	3,153	11,959	5,818
Accrued administration fee waiver	—	(70)	80
Net expenses	3,153	12,029	5,738
Net investment income before taxes	6,557	17,699	93
Excise tax	124	124	88
Net investment income	6,433	17,575	5

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	221	3,641	274
Affiliated investments	—	—	—
Controlled investments	(8)	(8)	—
Purchase accounting	—	—	(4,698)
Total net realized gain (loss)	213	3,633	(4,424)
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(1,167)	(21,078)	(13,487)
Affiliated investments	(711)	(2,501)	32
Controlled investments	298	(383)	—
Total net change in unrealized appreciation (depreciation)	(1,580)	(23,962)	(13,455)
Net realized and unrealized gains (losses)	(1,367)	(20,329)	(17,879)
Net increase (decrease) in net assets resulting from operations	$5,066	$(2,754)	$(17,874)

Net investment income per share (basic and diluted):	$0.60	$1.52	$—	(1)
Earnings per share (basic and diluted):	$0.47	$(0.24)	$(1.39)
Weighted average shares outstanding:	10,667,236	11,655,370	12,852,758

(1)	Rounds to less than 0.005

For the Three Months Ended December 31,
2017
Per Share Data:(1)
Net asset value, beginning of period	$12.38
Net investment income	0.60
Net realized gains	0.02
Net unrealized losses	(0.16)
Net increase (decrease) in net assets resulting from operations	0.47
Accretion from share buybacks	0.03
Distributions declared from net investment income(2)	(0.45)
Net decrease resulting from distributions to common stockholders	(0.45)
Net asset value, end of period	$12.42

	For the Year Ended December 31,	November 3, 2016 (Commencement of Operations) to December 31,
	2017	2016
Per Share Data:(1)	.	.
Net asset value, beginning of period	$13.52	$14.41
Net investment income	1.52	0.28
Net realized gains	0.31	0.02
Net unrealized losses	(2.13)	(1.05)
Net decrease in net assets resulting from operations	(0.29)	(0.75)
Accretion from share buybacks	0.40	0.03
Distributions declared from net investment income(2)	(1.20)	(0.17)
Net decrease resulting from distributions to common stockholders	(1.20)	(0.17)
Net asset value, end of period	$12.42	$13.52

(1)	The per share data was derived by using the weighted average shares outstanding during the period, except where such calculations deviate from those specified under the instructions to Form N-2.
(2)	The per share data for distributions declared reflects the actual amount of distributions of record per share for the period.